EXHIBIT 5.1


                 [Letterhead of Stubbs Alderton & Markiles, LLP]

                                 April 15, 2008



National Coal Corp.
8915 George William Road
Knoxville, Tennessee 37923


Ladies/Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by National Coal Corp., a Florida corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 1,700,000 shares of common stock (the "Shares"), of the Company issuable pursuant to the 2004 National Coal Corp. Stock Option Plan, as amended (the "Plan").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, and upon receipt by the Company of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                             Respectfully submitted,

                             /s/ Stubbs Alderton & Markiles, LLP
                             --------------------------------------
                             STUBBS ALDERTON & MARKILES, LLP